UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to 13 OR 15(D)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2010

ACL Semiconductors Inc
(Exact name of registrant as specified in its charter)

Delaware	000-50140	16-1642709
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Room 1701, 17/F, Tower 1
Enterprise Square, 9 Sheung Yuet Road
Kowloon Bay, Kowloon, Hong Kong
(Address of principal executive offices)	(Zip Code)

011-852- 2799-1996
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

ACL Semiconductors, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders on November 22, 2010. At the meeting, stockholders re-elected all three directors nominated by the Company’s Board of Directors. In addition, stockholders ratified the appointment of Albert Wong & Co. as the Company’s independent registered public accounting firm for the year ending December 31, 2010, and approved an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the Company’s issued and outstanding common stock of between a one-for-four (1-4) and one-for-twenty (1-20) in the discretion of the Board of Directors.

Set forth below are the final voting results for each of the proposals.

(1)	Election of three (3) director nominees for a one-year term.

Director	Votes For	Votes Withheld
Chung-Lun Yang	23,044,860	102
Kenneth Lap Yin Chan	23,044,860	102
Kun Lin Lee	23,044,860	102

(2)	Proposal to ratify the appointment of Albert Wong & Co. as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstentions
24,384,845	319	0

(3)	Proposal to amend the company’s Certificate of Incorporation, as amended, to effect a reverse split of the Company’s issued and outstanding common stock of between a one-for-four (1-4) and one-for-twenty (1-20) in the discretion of the Board of Directors.

Votes For	Votes Against	Abstentions
23,635,211	749,370	582

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION

By:	/s/ Kenneth Lap Yin Chan
Kenneth Lap Yin Chan
Chief Operating Officer
Date: November 23, 2010